FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:    September 24, 1997

                          WASATCH PHARMACEUTICAL, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Utah                          000-22899                   84-0854009
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(State or other jurisdiction        (Commission                (IRS Employer
 of incorporation)                   File Number)            Identification No.)

714 East 7200 South, Midvale, Utah                             84047
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (801) 566-9688

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 9. Sales of Equity Securities Pursuant to Regulation S.

          (a)  On  September  24,  1997,  the  Registrant  sold  a   Convertible
Debenture (sometimes hereinafter referred to as the "Security") for $50,000.00.

          (b) The convertible Debenture was sold to Oriental New Investment, Ltd., c/o SAGEN, Rue des Bains 35, 1205 Geneva, Switzerland (the "Buyer"). There was no principal underwriter involved and the Registrant did not publicly offer any securities.

          (c) The total offering price for the Convertible Debenture was $50,000.00. There was no underwriting discount, however a commission on the sale was paid in the amount of $5,000.00.

          (d) The Registrant claimed exemption for the Security from registration under the Securities Act of 1933 (the "Act") pursuant to Regulation
S. promulgated under the Act. The facts making the exemption form registration available are as follows thus making the offer and sale offshore transactions:

               1. The buyer is not a person in the United States, was organized under the laws of a foreign jurisdiction and was not formed by a U.S. person principally for the purpose of investing in securities not registered under the Act.

               2. At the time the buy order was originated, the Buyer was outside the United States.

               3.   No directed selling efforts were made in the United
          States.

               4.   The Registrant is a reporting issuer.

               5. Offering restrictions applicable to Regulation S have been implemented.

          (e) The Security accrues interest on the principal amount at the rate of 10% per annum. The Buyer may elect to convert the principal and accrued interest in whole or in part, or solely the accrued interest in whole or in part into as many shares of the common stock of the Registrant as equals the dollar amount to be converted divided by 50% of the average closing bid price for common stock of the Registrant as reported by the NASD Electronic Bulletin Board for the 10 days prior to the date of the Buyer's notice to the Registrant of its desire to convert.


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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:           October 1, 1997

(Registrant)    WASATCH PHARMACEUTICAL, INC.


By:             /s/ David K. Giles
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                David K. Giles, Secretary